Exhibit 99.1

REPLACEMENT CAPITAL COVENANT, dated as of May 22, 2007 (this “Replacement Capital Covenant”), by THE COLONIAL BANCGROUP, INC., a Delaware corporation (together with its successors and assigns, “Colonial”), in favor of and for the benefit of each Covered Debtholder (as defined below).

Recitals

A. On the date hereof CBG FLORIDA REIT CORP., a Florida corporation and an indirect subsidiary of Colonial (the “Company”), is issuing 300,000 shares of its Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Stock, Class A, Series A, par value $500 and liquidation preference $1,000 per share and $300,000,000 in the aggregate (the “Series A Company Preferred Stock”), pursuant to an Offering Circular, dated May 15, 2007 (the “Offering Circular”);

B. If a “Conditional Exchange Event”, as defined and described in the Offering Circular, occurs, and the Office of the Comptroller of the Currency so directs, then each share of Series A Company Preferred Stock will automatically be exchanged for one share of Series A Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series A Colonial Preferred Stock”) of Colonial (together with the Series A Company Preferred Stock, the “Stock”);

C. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Offering Circular;

D. Colonial is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that Colonial be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law; and

E. Colonial acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by Colonial and that, were Colonial to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would sustain an injury as a result of its reliance on such covenants.

NOW, THEREFORE, Colonial hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

SECTION 2. Limitations on Purchase of Stock. Colonial hereby promises and covenants to and for the benefit of each Covered Debtholder that neither Colonial nor any Subsidiary of Colonial shall redeem or purchase all or any of the shares of Stock prior to the Termination Date except to the extent that (a) Colonial has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies, and (b) the applicable redemption or purchase price does not exceed the sum of the following amounts:

(i) 133.33% of the aggregate amount of (a) net cash proceeds received by Colonial, Colonial Bank, N.A. (the “Bank”) or any Eligible Subsidiary from the sale of Common Stock and rights to acquire Common Stock and (b) the Market Value of any Common Stock that Colonial, the Bank or any Eligible Subsidiary has delivered or issued as consideration for property or assets in an arm’s-length transaction or in connection with the conversion of any convertible or exchangeable securities, other than securities for which Colonial or the Bank has received equity credit from any NRSRO, in each case since the most recent Measurement Date (without double counting proceeds to such Measurement Date); plus

(ii) 100% of the aggregate amount of net cash proceeds received by Colonial, the Bank or any Eligible Subsidiary since the most recent Measurement Date (without double counting proceeds to such Measurement Date) from the sale of Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity Qualifying Preferred Stock, REIT Preferred Securities and Qualifying Capital Securities;

in each case to Persons other than Colonial and its Subsidiaries since the most recent Measurement Date; provided, however, that the provisions of this Replacement Capital Covenant shall not apply to (a) the automatic exchange of Series A Company Preferred Stock for Series A Colonial Preferred Stock described in Recital B or (b) the purchase of the shares of Stock or any portion thereof by Subsidiaries of Colonial in connection with the distribution thereof or market-making or other secondary market activities.

SECTION 3. Covered Debt. (a) Colonial represents and warrants that the Initial Covered Debt is Eligible Debt.

(b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, Colonial shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i) Colonial shall identify each series of its and its Depositary Institution Subsidiaries’ then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

(ii) if only one series of Colonial’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(iii) if Colonial has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then Colonial shall identify the series that has the latest occurring final maturity date as of the date Colonial is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;

(iv) if Colonial has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, and its Largest Depository Institution Subsidiary has only one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(v) if Colonial has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, but its Largest Depository Institution Subsidiary has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then Colonial shall identify the series that has the latest occurring final maturity date as of the date Colonial is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date; and

(vi) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii), (iii), (iv) or (v) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b).

(c) Notice. In order to give effect to the intent of Colonial described in Recital D, Colonial covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give (or cause to be given) notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for borrowed money was issued relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Form 8-K under the Securities Exchange Act; (ii) so long as Colonial is a reporting company under the Securities Exchange Act, Colonial shall include in each annual report filed with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify in such annual report the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of Colonial’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, Colonial shall give (or cause to be given) notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change in a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant, and in Colonial’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, Colonial ceases to be a reporting company under the Securities Exchange Act, Colonial shall (1) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (2), to the extent permitted by Bloomberg and any other similar third-party vendor that makes available to the marketplace information with respect to securities that are Covered Debt by posting such information on an electronically accessible screen (each an “Investor Screen”), cause a notation to be included on each such Investor Screen identifying the relevant series of indebtedness of Colonial or a Subsidiary that is Covered Debt from time to time as Covered Debt for purposes of this Replacement Capital Covenant and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on each such Investor Screen for each series of Covered Debt (but only so long as such series is Covered Debt); and (v) promptly upon request by any Holder of Covered Debt, Colonial shall provide such Holder with an executed copy of this Replacement Capital Covenant.

(d) Colonial agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against Colonial as though such holder owned Covered Debt directly, and such trust securities shall be deemed to be “Covered Debt” for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder.

SECTION 4. Termination, Amendment and Waiver. (a)The obligations of Colonial pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) the date on which all shares of Stock held by Persons that are not Subsidiaries of Colonial have been redeemed or have been purchased in accordance with this Replacement Capital Covenant, (ii) the date, if any, on which the Holders of a majority in principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of Colonial hereunder, (iii) the date on which neither Colonial nor any of its Depository Institution Subsidiaries has any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term), and (iv) May 15, 2017. From and after the Termination Date, the obligations of Colonial pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by Colonial with the consent of the Holders of a majority in principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by Colonial (and without the consent of the Holders of the then-effective series of Covered Debt) if (i) such amendment or supplement eliminates Common Stock or rights to acquire Common Stock as a security or securities covered by clause (i) of Section 2 if after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Stock or rights to acquire Common Stock would result in a reduction in Colonial’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt and an officer of Colonial has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as Replacement Capital Securities (other than the securities covered by clause (i) above), and an officer of Colonial has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect.

(c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of Colonial under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by Colonial that is not more than 30 days prior to the date on which Colonial proposes that such termination, amendment or supplement becomes effective.

SECTION 5. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Replacement Capital Covenant shall be binding upon Colonial and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by Colonial that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after Colonial has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).

(c) All demands, notices, requests and other communications to Colonial under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon Colonial, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to Colonial by a national or international courier service, on the date of receipt by Colonial (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to Colonial at the address set forth below, or at such other address as Colonial may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

The Colonial BancGroup, Inc.

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

Attention: Investor Relations

Facsimile No: (334) 676-5069

IN WITNESS WHEREOF, Colonial has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

THE COLONIAL BANCGROUP, INC.

By:
Name:
Title:

[Replacement Capital Covenant Signature Page]

Schedule I

Definitions

“Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents:

(I) permitting Colonial, in its sole discretion, or in response to a directive or order from the OCC or the Federal Reserve, to defer or skip in whole or in part payment of Distributions on such Qualifying Capital Securities for one or more consecutive Distribution Periods for up to ten years, without any remedy other than Permitted Remedies and obligations (and limitations on obligations) set forth in this definition applying as a result of such deferral or skipping of Distributions; and

(II) requiring Colonial to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which Colonial pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period;

and that

(a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by Colonial or any of its Subsidiaries as consideration for such APM Qualifying Securities) that Colonial has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap in the case of APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock;

(b) permit Colonial to pay current Distributions on any Distribution Date out of any source of funds but (x) require Colonial to pay deferred Distributions only out of eligible proceeds and (y) prohibit Colonial from paying deferred Distributions out of any source of funds other than eligible proceeds;

(c) if deferral of Distributions continues for more than one year, require Colonial not to redeem or repurchase any of its securities ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”), other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):

(i) purchases, redemptions or other acquisitions of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

(d) notwithstanding the foregoing provisions, if the Federal Reserve disapproves the issuer’s sale of APM Qualifying Securities or the use of the proceeds thereof to pay deferred Distributions, may (if Colonial elects to so provide in the term of such Qualifying Capital Securities) permit Colonial to pay deferred Distributions from any source or, if the Federal Reserve does not disapprove the issuer’s issuance and sale of APM Qualifying Securities, but disapproves the use of the proceeds thereof to pay deferred Distributions, may (if Colonial elects to so provide in the terms of such Qualifying Capital Securities) permit Colonial to use such proceeds for other purposes and to continue to defer Distributions without a breach of its obligations under the transaction documents;

(e) limit the obligation of Colonial to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock and Qualifying Warrants to settle deferred Distributions pursuant to the Alternative Payment Mechanism either (A) during the first five years of any deferral period or (B) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such Qualifying Capital Securities) with respect to deferred Distributions attributable to the first five years of such deferral period, either:

(A) to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the current Market Value of the Common Stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of Colonial’s most recent publicly available consolidated financial statements; or

(B) to a number of shares of Common Stock and shares purchasable upon the exercise of Qualifying Warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of Common Stock (the “Common Cap”);

(f) limit the right of Colonial to issue APM Qualifying Securities that are Qualifying Preferred Stock and Mandatorily Convertible Preferred Stock to settle deferred Distributions pursuant to the Alternative Payment Mechanism to an aggregate amount of Qualifying Preferred Stock and still-outstanding Mandatorily Convertible Preferred Stock, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such Qualifying Capital Securities (the “Preferred Cap”);

(g) in the case of Qualifying Capital Securities other than non-cumulative perpetual preferred stock, include a Bankruptcy Claim Limitation Provision; and

(h) permit Colonial, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the Business Combination, then clauses (a) through (c) of this definition will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination (or if later, at any time within 90 days following the date of consummation of the Business Combination);

provided (and it being understood) that:

(a) Colonial shall not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(b) if, due to a Market Disruption Event or otherwise, Colonial is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, Colonial shall apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(c) if Colonial has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by Colonial from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity, as applicable):

(d) Common Stock;

(e) Qualifying Warrants;

(f) Mandatorily Convertible Preferred Stock; or

(g) Qualifying Preferred Stock;

provided (and it being understood) that (i) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity include both Common Stock and Qualifying Warrants, such Alternative Payment Mechanism, Mandatory Trigger Provision or Debt Exchangeable for Preferred Equity may permit, but need not require, Colonial to issue Qualifying Warrants and (ii) such Alternative Payment Mechanism, Mandatory Trigger Provision or Debt Exchangeable for Preferred Equity may permit, but need not require, Colonial to issue Mandatorily Convertible Preferred Stock.

“Appropriate Federal Banking Agency” means, as to a Depository Institution Subsidiary, the Federal bank regulatory agency or authority that is the “appropriate Federal banking agency” (within the meaning of 12 U.S.C. § 1813(q)) with respect to such Depository Institution Subsidiary.

“Bank” has the meaning specified in Section 2(i).

“Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (A) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:

(i) in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and

(ii) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) two years of accumulated and unpaid Distributions and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Stock and Mandatorily Convertible Preferred Stock that is still outstanding that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision; provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Stock.

“Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York or Montgomery, Alabama are authorized or required by law or executive order to remain closed.

“Colonial” has the meaning specified in the introduction to this instrument; provided, however, that (a) for purposes of the definition of “Qualifying Capital Securities” and the use of the term “Colonial” within such definition and (b) as used in clauses (i) and (ii) of Section 2 and in clauses (i) through (v) of Section 3(b), the term “Colonial” includes any Subsidiary of Colonial if such Subsidiary is a “finance subsidiary” of Colonial within the meaning of paragraph (h)(7) of Rule 3-10 of the Commission Regulation S-X and, accordingly, Colonial fully and unconditionally guarantees the securities of such Subsidiary, in which case each reference in each such definition or in such clause of Section 2 to securities or long-term indebtedness for borrowed money, as applicable, of Colonial shall include securities of such a finance subsidiary of Colonial and the related guarantee of Colonial, taken together.

“Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not Subsidiaries of Colonial in public offerings or private placements. Colonial shall not be considered to have made Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

“Commission” means the United States Securities and Exchange Commission.

“Common Cap” has the meaning specified in clause (e) of the definition of Alternative Payment Mechanism.

“Common Stock” means common stock of Colonial (including treasury shares and shares of common stock issued pursuant to Colonial’s dividend reinvestment plan and employee benefit plans).

“Company” has the meaning specified in Recital A.

“Conditional Exchange Event” has the meaning specified in Recital B.

“Series A Colonial Preferred Stock” has the meaning specified in Recital B.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys or holds long-term indebtedness for money borrowed of Colonial during the period that such long-term indebtedness for money borrowed is Covered Debt.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i) gives the holder a beneficial interest in (i) subordinated debt securities of Colonial or one of its Subsidiaries that are non-callable prior to the settlement date of the stock purchase contract and (ii) a fractional interest in a stock purchase contract for a share of Common Stock that will be settled in three years or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments;

(ii) provides that the holders directly or indirectly grant Colonial a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Stock pursuant to such stock purchase contracts;

(iii) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and

(iv) provides for the proceeds raised in the remarketing to be used to purchase Common Stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by Colonial exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i) gives the holder a beneficial interest in (a) subordinated debt securities of Colonial or one of its Subsidiaries (for purposes of this definition, the “issuer”) that include a provision requiring the issuer to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred

Distributions on such subordinated debt securities commencing not later than two years after the issuer first defers Distributions on such securities and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Qualifying Preferred Stock;

(ii) provides that the holders directly or indirectly grant to Colonial a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Qualifying Preferred Stock pursuant to such stock purchase contracts;

(iii) includes a remarketing feature pursuant to which the subordinated debt of the issuer is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) the capital ratios of Colonial, (b) the capital ratios of Colonial as anticipated by the Federal Reserve, or (c) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity;

(iv) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by Colonial exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

(v) includes a Qualifying Replacement Capital Covenant that shall apply to such securities and to any Qualifying Preferred Stock issued pursuant to the stock purchase contracts; provided that such Qualifying Replacement Capital Covenant shall not include Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity as “Replacement Capital Securities”; and

(vi) after the issuance of such Qualifying Preferred Stock, provides the holder with a beneficial interest in such Qualifying Preferred Stock.

“Depository Institution Subsidiary” means any Subsidiary of Colonial that is a depository institution within the meaning of 12 C.F.R. § 204.2(m).

“Distribution Date” means, as to any Qualifying Capital Securities or Debt Exchangeable for Preferred Equity, the dates on which Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any Qualifying Capital Securities or Debt Exchangeable for Preferred Equity, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to any Qualifying Capital Securities or Debt Exchangeable for Preferred Equity, dividends, interest or other income distributions to the holders thereof that are not subsidiaries of Colonial.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of then outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents and (e) if issued by a Depository Institution Subsidiary, is fully and unconditionally guaranteed by Colonial on (I) a subordinated basis or (II) if on the relevant Redesignation Date there is no outstanding debt of a Depository Institution Subsidiary meeting the other requirements set forth above and guaranteed by Colonial on a subordinated basis but there is outstanding debt of a Depository Institution Subsidiary meeting such requirements and guaranteed on a senior basis, a senior basis. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by Colonial, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior and ranks senior to the Series A Colonial Preferred Stock, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents and (e) if issued by a Depository Institution Subsidiary, is fully and unconditionally guaranteed by Colonial on (I) a subordinated basis or (II) if on the relevant Redesignation Date there is no outstanding debt of a Depository Institution Subsidiary meeting the other requirements set forth above and guaranteed by Colonial on a subordinated basis but there is outstanding debt of a Depository Institution Subsidiary meeting such requirements and guaranteed on a senior basis, a senior basis. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subsidiary” means a Subsidiary of the Bank.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, and any regional Federal Reserve Bank in which Colonial owns stock.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of Colonial with respect to such Covered Debt and includes each beneficial owner holding through a participant in a clearing agency.

“Initial Covered Debt” means Colonial’s 7.875% Trust Preferred Securities issued by Colonial on September 16, 2003, CUSIP No. 19560Q203.

“Intent-Based Replacement Disclosure” means, as to any Qualifying Preferred Stock or Qualifying Capital Securities, that the issuer thereof has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or repurchase date. Notwithstanding the use of the term “Intent-Based Replacement Disclosure” in the definitions of “Qualifying Capital Securities” and “Qualifying Preferred Stock”, the requirement in each such definition that a particular security or the related transaction documents include Intent-Based Replacement Disclosure shall be disregarded and given no force or effect for so long as Colonial is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Largest Depository Institution Subsidiary” means, from time to time, the Depository Institution Subsidiary of Colonial with the greatest total assets that also has outstanding at least one series of Eligible Subordinated Debt; provided, however, that if no Depository Institution Subsidiary of Colonial has outstanding a series of Eligible Subordinated Debt, this term shall mean the Depository Institution Subsidiary of Colonial with the greatest total assets that also has outstanding at least one series of Eligible Senior Debt.

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:

(a) require the issuer of such securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) if the Mandatory Trigger Provision does not require the issuance and sale within one year of such failure, the amount of Common Stock and/or Qualifying Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap and (ii) the amount of Qualifying Preferred Stock and still-outstanding Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b) if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;

(c) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the Corporation junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such deferred Distributions in full; and

(d) include a Bankruptcy Claim Limitation Provision;

provided (and it being understood) that:

(i) the issuer will not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(ii) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(iii) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such Qualifying Capital Securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) Colonial would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding Colonial’s commercially reasonable efforts to obtain such consent or approval or the Federal Reserve instructs Colonial not to sell or offer for sale APM Qualifying Securities at such time;

(b) trading in securities generally (or in the Common Stock or Colonial’s preferred stock specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Stock and/or Colonial’s preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Common Stock and/or Colonial’s preferred stock;

(c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of Colonial, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of Colonial, is not otherwise required by law and would have a material adverse effect on the business of Colonial or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of Colonial to consummate such transaction, provided that no single suspension period contemplated by this paragraph (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (vii) shall not exceed an aggregate of 90 days in any 180-day period; or

(h) Colonial reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and Colonial is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 90 days in any 180-day period.

The definition of “Market Disruption Event” as used in any securities or combination of securities that constitute Qualifying Capital Securities may include less than all of the paragraphs outlined above, as determined by Colonial at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where Colonial would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where Colonial’s preferred stock trades or where a listing for its trading is being sought.

“Market Value” means, on any date, the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted; if the Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected for this purpose by the Board of Directors of Colonial or a committee thereof.

“Measurement Date” means, with respect to any redemption, repurchase or purchase of shares of Stock, the date six months prior to the delivery of notice of such redemption or the date of such repurchase or purchase.

“Non-Cumulative” means, with respect to any Qualifying Capital Securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“Offering Circular” has the meaning specified in Recital A.

“Optional Deferral Provision” means, as to any Qualifying Capital Securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:

(a) (i) the issuer of such Qualifying Capital Securities may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or

(b) the issuer of such Qualifying Capital Securities may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to at least ten years without any remedy other than Permitted Remedies.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

(b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Cap” has the meaning specified in clause (f) of the definition of Alternative Payment Mechanism.

“Qualifying Capital Securities” means securities (other than Common Stock, rights to acquire Common Stock and securities convertible into or exchangeable for Common Stock) that, in the determination of Colonial’s Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

(a) securities issued by Colonial, the Bank or an Eligible Subsidiary that (1) rank pari passu with or junior upon the liquidation, dissolution or winding up of Colonial to all debt of Colonial for borrowed money, other than trade payables and any debt that is expressly made pari passu with such securities in the instrument creating the same, (2) have no maturity or a maturity of at least 60 years and (3) either:

(i) (x) (I) have an Alternative Payment Mechanism or are Non-Cumulative and (II) are subject to a Qualifying Replacement Capital Covenant, or

(ii) (y) have an Optional Deferral Provision and a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;

(b) securities issued by Colonial, the Bank or an Eligible Subsidiary that (1) rank pari passu or junior upon the liquidation, dissolution or winding up of Colonial to all debt of Colonial for borrowed money, other than trade payables and any debt that is expressly made pari passu with such securities in the instrument creating the same, (2) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant and (3) have an Optional Deferral Provision and a Mandatory Trigger Provision; or

(c) preferred stock of Colonial, the Bank or an Eligible Subsidiary (a) that has no maturity or a maturity of at least 60 years, (b) that either (x) is subject to a Qualifying Replacement Capital Covenant or (y) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits Colonial from paying any dividends thereon upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than Permitted Remedies.

“Qualifying Preferred Stock” means non-cumulative perpetual preferred stock of Colonial that (a) ranks pari passu with or junior to all other preferred stock of Colonial, and (b) either (x)

is subject to a Qualifying Replacement Capital Covenant or (y) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits Colonial from paying any dividends thereon upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than Permitted Remedies.

“Qualifying Replacement Capital Covenant” means a replacement capital covenant, as identified by Colonial’s Board of Directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

“Qualifying Warrants” means net share settled warrants to purchase Common Stock that (1) have an exercise price greater than the current stock market price (as defined below) of the Common Stock as of the date it agrees to issue the warrants, and (2) Colonial is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. Colonial intends that any Qualifying Warrants issued in accordance with an Alternative Payment Mechanism will have exercise prices at least 10% above the current stock market price of its Common Stock on the date of issuance. The “current stock market price” of the Common Stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if Colonial or the Bank (as applicable) elects to redeem, or Colonial or a Subsidiary of Colonial elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt of Colonial, the date on which Colonial issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a Subsidiary of a Depository Institution Subsidiary, which may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code that is exchangeable for non-cumulative perpetual preferred stock of Colonial or a Depository Institution Subsidiary and satisfies the following requirements:

(a) such non-cumulative perpetual preferred stock of a Subsidiary of the Depository Institution Subsidiary and the related non-cumulative perpetual preferred stock of Colonial or the Depository Institution Subsidiary for which it may be exchanged qualify as Tier 1 capital of the Depository Institution Subsidiary under the risk-based capital guidelines of the Appropriate Federal Banking Agency and related interpretive guidance of such Agency (for example, in the case of the OCC, Corporate Decision 97-109) (disregarding any quantitative limits);

(b) such Non-Cumulative perpetual preferred stock of a Subsidiary of the Depository Institution Subsidiary must be exchangeable automatically into Non-Cumulative perpetual preferred stock of Colonial or the Depository Institution Subsidiary in the event that the Appropriate Federal Banking Agency directs such Depository Institution Subsidiary in writing to make a conversion because such Depository Institution Subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations (which, for example, in the case of the OCC and applicable to national banks, are at 12 C.F.R. 6.4(b)), (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

(c) if such Subsidiary of the Depository Institution Subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the Subsidiary to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

(d) such Non-Cumulative perpetual preferred stock of Colonial or the Depository Institution Subsidiary issued upon exchange for the non-cumulative perpetual preferred stock of a Subsidiary of a Depository Institution Subsidiary issued as part of such transaction ranks pari passu or junior to other preferred stock of Colonial or a Depository Institution Subsidiary, as applicable; and

(e) such REIT Preferred Securities and non-cumulative perpetual preferred stock of Colonial or the Depository Institution Subsidiary for which it may be exchanged are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Repurchase Restriction” has the meaning specified in clause (c) of the definition of “Alternative Payment Mechanism”.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Stock” has the meaning specified in Recital B.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Termination Date” has the meaning specified in Section 4(a).